Exhibit (d)(16)(vi)

Amendment to Exhibit A of the Management Agreement

Between

Simplify Exchange Traded Funds

and

Simplify Asset Management Inc.

This amendment (the “Amendment”) to the Management Agreement (the “Agreement”) by and between Simplify Exchange Traded Funds (the “Trust”) and Simplify Asset Management Inc. (“SAMI”) is entered into with effect as of the respective per-fund effective dates listed below (each an “Effective Date”).

WHEREAS, the Trust and SAMI (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of funds; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

SIMPLIFY EXCHANGE TRADED FUNDS		SIMPLIFY ASSET MANAGEMENT INC.

By:	/s/	By:	/s/
	Paul Kim		Paul Kim
	President		Chief Executive Officer

Exhibit A

#	Fund	Ticker	Percentage of Average Fund Daily Net Assets	Effective Date
1	Simplify Aggregate Bond ETF	AGGH	0.50%	January 4, 2022
2	Simplify Bitcoin Strategy PLUS Income ETF	MAXI	0.85%	September 19, 2022
3	Simplify Commodities Strategy No K-1 ETF	HARD	0.75%	March 22, 2023
4	Simplify Enhanced Income ETF	HIGH	0.50%	October 19, 2022
5	Simplify Health Care ETF	PINK	0.50%	September 30, 2021
6	Simplify Hedged Equity ETF	HEQT	0.50%	September 9, 2021
7	Simplify High Yield PLUS Credit Hedge ETF	CDX	0.50%	January 4, 2022
8	Simplify Interest Rate Hedge ETF	PFIX	0.50%	May 7, 2021
9	Simplify Intermediate Term Treasury Futures Strategy ETF (formerly Simplify Risk Parity Treasury ETF)	TYA	0.25%	September 9, 2021
10	Simplify Macro Strategy ETF	FIG	0.75%	January 4, 2022
11	Simplify Managed Futures Strategy ETF	CTA	0.75%	January 4, 2022
12	Simplify Multi-QIS Alternative ETF	QIS	1.00%	May 26, 2023
13	Simplify Opportunistic Income ETF	CRDT	0.95%	May 26, 2023
14	Simplify Propel Opportunities ETF	SURI	2.75% ($0 to $1b)	December 9, 2022
			2.50% (Over $1B to $5B)
			2.00% (Over $5B to $10B)
			1.00% (Over $10B)
15	Simplify Short Term Treasury Futures Strategy ETF	TUA	0.25%	October 19, 2022
16	Simplify Treasury Option Income ETF (formerly Simplify Stable Income ETF)	BUCK	0.35%	October 19, 2022
17	Simplify US Equity PLUS Bitcoin Strategy ETF (formerly, Simplify US Equity PLUS GBTC ETF)	SPBC	0.50%	May 7, 2021
18	Simplify U.S. Equity PLUS Convexity ETF	SPYC	0.50%	November 23, 2020
19	Simplify U.S. Equity PLUS Downside Convexity ETF	SPD	0.50%	November 23, 2020
20	Simplify U.S. Equity PLUS Upside Convexity ETF	SPUC	0.50%	November 23, 2020

A-1

21	Simplify Volatility Premium ETF	SVOL	0.50%	May 7, 2021
22	Simplify Volt TSLA Revolution ETF (formerly Simplify Volt RoboCar Disruption and Tech ETF)	VCAR	0.95%	November 23, 2020
23	Simplify MBS ETF	MTBA	0.25%	October 23, 2023
24	Simplify US Equities PLUS QIS ETF	SPQ	0.50%	October 23, 2023
25	Simplify Tara India Opportunities ETF	IOPP	1.00%	February 15, 2024
26	Simplify Next Intangible Core Index ETF	NXTI	0.25%	April 15, 2024
27	Simplify Next Intangible Value Index ETF	NXTV	0.25%	April 15, 2024
28	Simplify Gamma Emerging Market Bond ETF	GAEM	0.95%	July 8, 2024
29	Simplify National Muni Bond ETF	NMB	0.50%	July 8, 2024
30	Simplify Conservative Allocation ETF	SAAC	0.25%	Upon initial share issuance
31	Simplify Moderate Allocation ETF	SAAM	0.25%	Upon initial share issuance
32	Simplify Growth Allocation ETF	SAAG	0.25%	Upon initial share issuance
33	Simplify Income Allocation ETF	SAAI	0.25%	Upon initial share issuance
34	Simplify Gold Strategy PLUS Income ETF	YGLD	0.50%	Upon initial share issuance
35	Simplify US Small Cap PLUS Income ETF	SCY	0.50%	Upon initial share issuance
36	Simplify Currency Strategy ETF	FOXY	0.75%	Upon initial share issuance
37	Simplify Downside Interest Rate Hedge Strategy ETF	RFIX	0.50%	Upon initial share issuance
38	Simplify Tactical US ETF		0.65%	Upon initial share issuance
39	Simplify China A Shares PLUS Income ETF		0.88%	Upon initial share issuance

A-2